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                                                                    Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-65903 of Safeway Inc., which also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-32741 of Safeway Inc., of our report dated February 27, 1998, incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the year ended January 3, 1998 and to the reference to us under the heading "Experts" in the combined Prospectus which is part of these Registration Statements.

DELOITTE & TOUCHE LLP

San Francisco, California
October 23, 1998